Exhibit 77.(e)(4)

                               AMENDED SCHEDULE A

                               with respect to the

                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                               ING INVESTORS TRUST

                                       and

                             DIRECTED SERVICES, INC.
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

Series                                                Annual Investment Management Fee
------                                                --------------------------------
                                                (as a percentage of average daily net assets)

ING FMRSM Earnings Growth Portfolio                     0.580% on first $500 million;
                                                      0.570% on next $250 million; and
                                                     0.520% on assets over $750 million

ING Franklin Income Portfolio                       0.65% on the first $500 million; and
                                                      0.60% on assets over $500 million

ING JPMorgan Value Opportunities Portfolio              0.400% on first $21 billion;
                                                       0.390% on next $5 billion; and
                                                      0.380% on assets over $26 billion

ING Marsico International Opportunities                0.540% on first $21 billion; and
Portfolio                                             0.530% on assets over $21 billion

ING MFS Utilities Portfolio                              0.600% on first $1 billion;
                                                        0.550% on next $500 million;
                                                         0.500% on next $5 billion;
                                                         0.470% on next $5 billion;
                                                         0.450% on next $5 billion;
                                                       0.440% on next $5 billion; and
                                                     0.430% on assets over $21.5 billion

ING Wells Fargo Small Cap Disciplined                    0.77% on first $500 million;
Portfolio                                                0.70% on next $500 million;
                                                         0.65% on next $500 million;
                                                        0.60% on next $5 billion; and
                                                      0.53% on assets over $6.5 billion
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